SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Variable Insurance Products Fund III
(Name of Registrant as Specified In Its Charter)

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Proxy Materials

PLEASE CAST YOUR VOTE NOW!

VIP Growth Strategies Portfolio

Dear Contract Owner:

A special meeting of shareholders of the Fidelity® fund mentioned above will be held on March 17, 2015. The purpose of the meeting is to provide you, as the owner of a variable insurance product through which you have the ability to vote shares held in an insurance company separate account, with the opportunity to provide voting instructions on an important proposal that affects the fund and your investment in it. Insurance companies will vote fund shares held in such separate accounts in accordance with instructions received from you. As an owner of the variable insurance product, you have the opportunity to voice your opinion on the matters that affect your fund. This package contains information about the proposal and the materials to use when providing your voting instructions. For ease of reference, variable product owners are generally referred to as "shareholders" in this package, unless indicated otherwise.

Please read the enclosed materials and cast your vote on the proxy card(s) or voting instruction form(s). Please provide your voting instructions promptly. Your instructions are extremely important, no matter how large or small your voting interest may be.

The proposal has been carefully reviewed by the Board of Trustees, most of whom are not affiliated with Fidelity. The Trustees believe this proposal is in the interests of shareholders. They recommend that you vote for the proposal.

The following Q&A is provided to assist you in understanding the proposal. The proposal is described in greater detail in the enclosed proxy statement.

Voting is quick and easy. Everything you need is enclosed. To provide voting instructions, simply complete the proxy card(s) or voting instruction form(s) enclosed in this package. Be sure to sign the card(s) before mailing them in the postage-paid envelope.

If you have any questions before you vote, please call Fidelity at 1-877-208-0098. We'll be glad to help you submit your voting instructions quickly. Thank you for your participation in this important initiative.

Sincerely,
(The chairman's signature appears here.)

James C. Curvey
Chairman

Important information to help you understand and vote on the proposal

Please read the full text of the Proxy Statement. The Proxy Statement is being provided to you as the owner of a variable insurance product through which you have the ability to vote shares of VIP Growth Strategies Portfolio held in an insurance company separate account. Insurance companies will vote fund shares held in such accounts in accordance with instructions received from you. Accordingly, for ease of reference, variable insurance product owners are generally referred to as "shareholders" in the Proxy Statement and other materials, unless indicated otherwise.

Below is a brief overview of the proposal to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposal am I being asked to vote on?

You are being asked to vote on the following proposal:

You are being asked to vote on a reorganization between VIP Growth Strategies Portfolio and VIP Mid Cap Portfolio. Specifically, you are being asked to approve an Agreement and Plan of Reorganization (Agreement) relating to the proposed acquisition of VIP Growth Strategies Portfolio by VIP Mid Cap Portfolio. If the Agreement is approved and the reorganization occurs, each shareholder of VIP Growth Strategies Portfolio will become a shareholder of VIP Mid Cap Portfolio instead. VIP Growth Strategies Portfolio will transfer all of its assets to VIP Mid Cap Portfolio in exchange solely for shares of beneficial interest of VIP Mid Cap Portfolio and the assumption by VIP Mid Cap Portfolio of VIP Growth Strategies Portfolio's liabilities, in complete liquidation of VIP Growth Strategies Portfolio.

Has the fund's Board of Trustees approved the proposal?

Yes. The Board of Trustees has unanimously approved the proposal and recommends that you vote to approve it.

Who needs to approve the merger? Do shareholders have to vote on the mergers?

SEC rules require that shareholders of the target fund (fund proposed to be acquired) vote on the merger. We expect to mail proxy materials to shareholders on or about January 20, 2015 and to hold a shareholder meeting on or about March 17, 2015.

If approved, when would the mergers be complete?

If approved, we anticipate that the mergers will close on or about April 24, 2015.

Will you close VIP Growth Strategies Portfolio prior to the merger?

There are no plans to close the fund.

Can you explain more specifically why you are proposing to merge VIP Growth Strategies Portfolio into VIP Mid Cap Portfolio?

The proposed merger would permit VIP Growth Strategies Portfolio shareholders to pursue similar goals in a larger combined fund that has a similar investment objective.

VIP Growth Strategies Portfolio shareholders are expected to benefit from a reduction in net expenses of approximately 0.26% of average net assets, including a 0.05% reduction in management fees (based on data for the twelve months ended June 30, 2014).

Is the merger being proposed due to performance concerns?

We believe, and the Board of Trustees unanimously agreed, that merging the funds is in the best interests of shareholders and the proposal is part of our regular practice of reviewing and assessing our product line.

Who will pay for the merger expenses?

As is typically the case with fund proposals intended to benefit existing shareholders, the target fund will bear the cost of the reorganization, provided the expenses do not exceed its classes' existing voluntary expense caps. Expenses exceeding a class's voluntary expense caps will be paid by Fidelity.

Is the merger considered a taxable event for federal income tax purposes?

Generally, no. Each fund will receive an opinion of counsel that the reorganization will not result in any gain or loss for federal income tax purposes to either fund or to the separate accounts that hold shares of the funds as capital assets. VIP Growth Strategies Portfolio may recognize gain or loss with respect to assets (if any) that are subject to "mark-to-market" tax accounting. In addition, the reorganization should not be a taxable event to variable product owners.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of the fund on the record date. The record date is January 20, 2015.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing them in the enclosed postage-paid envelope. If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call Fidelity at 1-877-208-0098.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."

Form of Proxy Card: VIP Growth Strategies Portfolio

Fidelity Investments
P.O. BOX 673023
DALLAS, TX 75267-3023

Vote this proxy card TODAY!
Your prompt response will save the expense of additional mailings.

Vote by Mail!

MAIL: Return the signed proxy card in the enclosed envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80471-S27576

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

Please refer to the Proxy Statement discussion of this matter. **IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.**
As to any other matter, said attorneys shall vote in accordance with their best judgment.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of VIP Growth Strategies Portfolio to VIP Mid Cap Portfolio in exchange solely for corresponding shares of beneficial interest of VIP Mid Cap Portfolio and the assumption by VIP Mid Cap Portfolio of VIP Growth Strategies Portfolio's liabilities, in complete liquidation of VIP Growth Strategies Portfolio.	☐	☐	☐

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Signature(s) (Title(s), if applicable) ***(Sign in the Box)***

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person's title.

VIP GrowStrat-PXC-0115-kh

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

M80472-S27576

PROXY SOLICITED BY THE TRUSTEES

The undersigned, revoking previous proxies, hereby appoint(s) James C. Curvey, Jason P. Pogorelec, and Dennis J. Dirks, or any one or more of them, attorneys, with full power of substitution, to vote all shares of the fund as indicated on the reverse side which the undersigned is entitled to vote at the Special Meeting of Shareholders of the fund to be held at an office of the trust at 245 Summer Street, Boston, MA 02210, on March 17, 2015 at 8:30 a.m. Eastern Time and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposal described in the Proxy Statement as specified on the reverse side. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

CONTINUED AND TO BE SIGNED
ON REVERSE SIDE

VIP GrowStrat-03/2015-kh